                                                                   EXHIBIT 10.17

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                  RED HAT, INC.

                   CERTIFIED SYSTEM PARTNER PROGRAM AGREEMENT

      THIS CERTIFIED SYSTEM PARTNER PROGRAM AGREEMENT is entered into as of August 9, 2002 (the "Effective Date") by and between Egenera, Inc. with a principal place of business at 165 Forest Street, Marlboro, MA 01752 ("Partner") and Red Hat, Inc. with a principal place of business at 1801 Varsity Drive, Raleigh, North Carolina 27606 ("Red Hat") (collectively referred to as the "Parties").

NOW THEREFORE, the Parties agree as follows:

                                  INTRODUCTION

      A. Red Hat has developed the Red Hat Certified System Partner Program (the "Program") whereby, (1) upon payment of fees as specified in Exhibit E (the "Program Fees"), Red Hat provides participants with certain Program benefits and (2) in consideration for payment of the Preload Fees (as defined below), Red Hat permits Program participants to pre-install on OEM Products (as defined below) the Preload Licensed Works (as defined below) and to distribute such Software as integrated or bundled with the partner's OEM Products.

      B. Partner wishes to participate in the Program on the terms and conditions set forth in this Certified System Partner Program Agreement.

1.    DEFINITIONS

      AGREEMENT means this Certified System Partner Program Agreement and the Exhibits thereto.

      AUTHORIZED INSTALLER OR AUTHORIZED REPLICATOR means Banta Global Turnkey Group, with a place of business at 1600 Disk Drive, Plover WI or such other firms approved by Red Hat in writing.

      DISTRIBUTOR means a direct or indirect customer of Partner that is approved by Red Hat in writing and is authorized by a distribution agreement between Distributor and Partner to distribute OEM Products.

      DOCUMENTATION means user manuals, training materials, product descriptions and specifications, brochures, technical manuals, license agreements, supporting materials and other printed information relating to the Preload Licensed Works whether distributed in print, electronic, or video format.

      END USERS means the purchasers or licensees who have acquired Licensed Works or OEM Products for their own personal or internal use and without the right to resale, remarket or otherwise distribute the Red Hat Products or the OEM Products.

      LEVEL THREE refers to a category of problem reported for the Preload Licensed Works that after initial analysis by the Partner is determined to most likely be the result of a design or manufacturing defect with the Preload Licensed Works or the result of a complex interaction between the Preload Licensed Works and the OEM Product that cannot be resolved by the Partner and that requires Red Hat's engineering knowledge or expertise to further analyze and resolve the problem.

      LICENSED WORKS means the Preload Licensed Works, including any enhancements, additions, corrections or modifications to such Licensed Works provided to Partner by Red Hat and any related Documentation.

      OEM ERROR means an error that occurs when using Red Hat Linux Advanced Server 2.1, System Builder Edition of the Licensed Works on an OEM Product that is not reproducible in Red Hat Linux Advanced Server 2.1 running on Red Hat Certified IA-32 based hardware.

      OEM PRODUCTS means Partner's hardware product or other products listed on Exhibit A on which the Preload Licensed Work will be installed after Red Hat certifies such product.

      PRELOAD LICENSED WORKS means the Software listed on Exhibit B provided by Red Hat to Partner for purposes of preloading on storage media of OEM Products.

      RED HAT MARKS means the following trademarks owned by Red Hat: RED HAT(R) and the RED HAT SHADOWMAN(R) Logo, RED HAT LINUX ADVANCED SERVER 2.1, SYSTEM BUILDER EDITION.

      RED HAT PROGRAM MARKS means the following trademarks owned by Red Hat: RED HAT READY(TM) Logo, RED HAT CERTIFIED PARTNER(TM) Logo.

      RED HAT PRODUCTS means the Licensed Works and Services.

      REPRODUCIBLE ERROR means an error that occurs when using the Licensed Works on an OEM Product that is reproducible in Red Hat Linux Advanced Server 2.1 running on Red Hat Certified IA-32 based hardware.

      SYSTEM BUILDER EDITION means the Red Hat Linux Advanced Server 2.1, System Builder Edition. It is a version of Red Hat Linux Advanced Server 2.1 that has been modified by Partner and approved and accepted by Red Hat as specified in Exhibit D.

      SERVICES means the services and benefits specified in Section 3 of this Agreement to be provided by Red Hat to Partner.

      SOFTWARE means the software listed in Exhibit B.

2.    TERMINATION

      2.1 TERM. The term of this Agreement and Partner's participation in the Program shall begin on the Effective Date and shall terminate three
            (3) years thereafter unless terminated earlier in accordance with
            Section 2.2.

      2.2 TERMINATION. This Agreement may not be terminated by either Red Hat or Partner except as follows: (a) as provided under Section 2.1, (b) by either Party upon fifteen (15) days prior written notice for any material default or breach of the terms and conditions of the Agreement by the other party, unless the defaulting party has cured such failure or default within such 15-day period, provided however, that no such cure period shall be permitted for a breach of Section 9 or 15 of this Agreement or (c) by either party if the other party becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition of bankruptcy, has a receiver for its business or assets appointed for it or becomes subject to any proceeding under any bankruptcy or insolvency law.

      2.3 EFFECT OF TERMINATION. If this Agreement is terminated for any reason, the obligations of the parties under Sections 9, 14 through 20 of this Agreement shall survive termination. Upon the expiration or any termination of this Agreement, Partner will immediately (a) cease all promotion and sale of the Licensed Works, (b) cease all use of any Red Hat trademarks for which rights have been granted under this Agreement, and (c) return or destroy, at Red Hat's option, all printed materials containing such marks, including all Documentation and Promotional Materials (as defined below).

3.    RED HAT OBLIGATIONS

      Red Hat agrees to provide Partner with the following Services under the
      Program:

      3.1 [**] ENGINEERING. Red Hat shall perform engineering services as set forth in Exhibit D within [**] of the execution of this Agreement.

      3.2 ONGOING MAINTENANCE AND SUPPORT. During the term of this Agreement, Red Hat shall provide ongoing maintenance of Red Hat Linux Advanced Server on the OEM Product starting with Red Hat Linux Advanced Server 3.0 and for any subsequent releases of Red Hat Linux Advanced Server. Red Hat shall provide ongoing maintenance and support by [**] of Red Hat Linux Advanced Server on the OEM Product in a manner that is consistent with the support it provides to other supported platforms.

      [**] Red Hat Linux Advanced Server [**] may be required. [**] Red Hat will [**].

      Following commercial release by Partner of Red Hat's Licensed Works, and no less frequently than twice per year, representatives from each Party will meet to review the performance of, and recommend improvements regarding, the technical support provided by Red Hat to Partner and the technical support provided by Partner to its End Users, under this Agreement. Either Party can request a special meeting in the event that such Party has substantial concerns regarding a Party's performance under this Agreement.

      3.3 TRAINING. Red Hat shall provide Partner with 20 Training Units for redemption in Red Hat RHCE Training Courses.

      3.4   MARKETING.

            3.4.1 Red Hat shall list Partner and its OEM Product on the Hardware
                  Compatibility List or an equivalent descriptive placement on REDHAT.COM.

            3.4.2 Red Hat shall provide Partner with marketing collateral for
                  End Users for all Red Hat Products that Partner is permitted to market under this agreement (the "Promotional Materials").

            3.4.3 Red Hat shall provide Partner a placement on the Web in the
                  Red Hat Marketplace or any equivalent placement determined at Red Hat's discretion.

      3.5   PRODUCT PRIVILEGES.

            3.5.1 Red Hat shall provide Partner membership in Red Hat's Beta
                  Software Program.

            3.5.2 Red Hat shall provide Partner with Red Hat's Semi-annual Web cast of its Technology Roadmap.

      3.6 RESELLER PRIVILEGES. Subject to the terms and conditions of this Agreement, Partner shall be entitled to resell Licensed Works.

      3.7 NOTIFICATION OF RELEASES. Red Hat shall use commercially reasonable efforts to notify Partner 90 days in advance of a new release of Red Hat Linux Advanced Server.

      3.8 SUPPORT. Upon the execution of this Agreement, Red Hat will provide Partner with a Service Implementation Plan ("SIP") that sets forth in detail the support relationship for the Preload Licensed Works between the Parties as established by this Agreement.

      When an End User contacts Partner for support services for the Preload Licensed Works, Partner's support personnel will first work with the End User on problem identification and verification of known issues or problems. Red Hat will provide Partner with support for Level Three issues in accordance with this Agreement and the service level terms specified in Exhibit F. When contacted for support by Partner, Red Hat will respond according to the Severity Levels listed in the SIP.

      Should Red Hat be notified by Partner of any Reproducible Errors or be notified by Partner of any Level Three issues with respect to the Preload Licensed Works as a result of notification by Partner's End User, Red Hat shall promptly take appropriate measures to respond to such errors and provide such corrections or workarounds in accordance with the time frames set forth in the SIP.

      Should Red Hat be notified by Partner of any OEM Errors with respect to the Preload Licensed Works as a result of notification by Partner's End User, Red Hat will provide Partner with engineering advice regarding characterization of the error and recommend steps Partner may wish to take in order to correct the error. Red Hat will not be obligated to respond or to provide corrections in accordance with the service levels set forth in the SIP for Reproducible Errors.

      Red Hat will provide support to Partner and End Users only for Preload Licensed Works on hardware and peripherals that are certified by Red Hat under its certified hardware program. Red Hat will perform certifications at Partner's expense or permit Partner to self-certify under such program. Partner will, at Partner's expense, provide all necessary hardware and peripherals to all Red Hat support centers from which Red Hat provides support for this agreement.

      Technical Support Engagement

      Under this Agreement, only named Partner contacts, as specified in the SIP that are RHCE certified can escalate Level Three support issues to Red Hat. Partner may have up to two (2) representatives who may contact Red Hat. Partner and Red Hat will attempt to maintain consistent contacts during the term of this Agreement. Each party must notify the other of any change in contacts in writing. Partner shall allow one calendar week for processing by Red Hat of any changes in contacts.

      Solution Delivery

      Partner will be the primary source for communication with the End User and will stay involved until the End User's solution has been found.

      The Services must be used during the term of the Agreement or will be forfeited.

4.    PARTNER OBLIGATIONS

      4.1 SUPPORT. Partner shall offer to provide all Distributor and End User support for the OEM Product and any integrated or pre-installed Red Hat Products. To that end, Partner shall employ and maintain no less than [**] Red Hat Certified Engineer ("RHCE") for the purpose of providing pre- and post-sale technical assistance to End Users. Partner shall deliver first-class service to End Users and shall provide to Red Hat data, anecdotes, and other information about its dealings with End Users reasonably necessary to enable Red Hat to evaluate the level of customer service being provided by Partner to End Users, Evidence of compliance, in the form of RHCE certification number, must be provided within sixty (60) days of the date of execution of this Agreement. Failure to comply with this requirement within the allotted time will result in a suspension of Services until such time as Partner provides evidence to Red Hat of compliance. [**] which is [**], if the Distributor or End User declines support offered by Partner, Partner must sell OEM Product with either Red Hat Premium or Standard Support as described in Exhibit B.

      Partner shall indicate to End Users in promotional materials and in contracts with End Users that (i) all support for System Builder Edition and earlier releases of Red Hat Linux is provided by Partner and that End Users should not contact Red Hat for support of these products, and (ii) the compatibility of third party software applications with System Builder Edition and earlier releases of Red Hat Linux is not the responsibility of Red Hat.

      4.2 PROMOTION. Partner shall promote the Red Hat Products on its web site and in Linux-based advertisements.

      4.3 CERTIFICATION. Partner shall ensure that each hardware system and each peripheral included in a hardware system on which Partner preloads the Preload Licensed Work is certified under Red Hat's hardware certification program as it exists from time to time (including without limitation payment of any required fees) for each release of the Preload Licensed Work.

      4.4 HARDWARE REQUIREMENTS. Partner agrees to loan to Red Hat the hardware listed below to Red Hat at no charge upon execution of this Agreement pursuant to Partner's standard equipment loan agreement, for the duration of this Agreement. Partner will be responsible for shipment costs to and from Red Hat.

            4.4.1 [**] Egenera BladeFrame unit for development and testing purposes. The BladeFrame unit is to be configured with a set of blades representative of the 5 types of blades that are to be supported by Red Hat Linux Advanced Server.

            4.4.2 All hardware, software, cabling, and documentation necessary to use required hardware.

      4.5 HARDWARE MAINTENANCE. Red Hat shall be responsible for risk of loss of such equipment, and for the condition of the equipment, normal wear and tear excepted, except that Partner shall provide at no additional charge maintenance comparable to maintenance it provides to its commercial customers.

      4.6 TECHNICAL CONTACT. Partner will provide Red Hat with a technical contact and technical assistance on an as needed basis for responding to questions and issues to support Red Hat in fulfilling its obligations under this Agreement. This assistance may include, but is not limited to access to engineers, hardware labs, and specialized testing equipment.

      4.7 ADVANCED SERVER EXCLUSIVITY. Thirty days after Red Hat's approval of the System Builder Edition as specified in Exhibit D, Partner shall cease to provide End Users and Distributors with other releases of Linux utilizing the Red Hat Marks except as provided for in this Agreement.

5.    LICENSE GRANT

      5.1 LICENSE FOR LICENSED WORKS. Subject to the terms and conditions of this Agreement, Red Hat grants to Partner, and Partner accepts, a worldwide, nonexclusive, non-transferable right during the term of this Agreement to use, reproduce, and distribute to End Users, directly and indirectly, the Licensed Works solely as integrated or bundled with the OEM Product subject to the terms and conditions, including the End User license agreement, applicable to the Preload Licensed Works. Red Hat hereby explicitly grants Partner a nonexclusive, personal, non-transferable, worldwide license for the term of this Agreement to pre-install the Preload Licensed Works only on the hard drives of the OEM Products and only on a fully-functional and operational basis, and ship the Preload Licensed Works on a pre-installed basis with the Documentation, the OEM Product and recovery copies on separate media, subject to the terms of this Agreement. During the term of this Agreement, Red Hat [**] in connection with [**], under this Agreement. [**] subject to [**].

      5.2 PROMOTIONAL MATERIALS. Subject to the terms and conditions of this Agreement, Red Hat grants Partner, and Partner hereby accepts, a nonexclusive, non-transferable right during the term of this Agreement to reproduce or copy the Promotional Materials as reasonably necessary for Partner to fulfill its promotional obligations under this Agreement. All Promotional Materials shall remain the property of Red Hat and except insofar as they are distributed by Partner to End Users. Partner shall not modify, create derivative works of or grant a sublicense with respect to the Promotional Materials. Partner acknowledges that the Promotional Materials are protected by U.S. copyright and other laws and agrees to treat the Promotional Materials accordingly.

      5.3 RETAINED RIGHTS. Partner's rights in the Licensed Works are limited to those license rights expressly granted under this Agreement, and Red Hat retains all rights not expressly granted. Except with the prior written consent of Red Hat, Partner shall not (a) modify the Licensed Works in any manner; or (b) use the Licensed Works in any manner or for any purpose not specifically permitted by this Agreement ([**], without limitation, [**]). Red Hat shall own and retain all right, title, and interest in the Licensed Works and all intellectual property rights inherent therein, including without limitation all changes and improvements requested or suggested by Partner, notwithstanding any use of terms such as "purchase", "sale" or the like within this Agreement.

6.    DISTRIBUTION

      6.1 INSTALLATION. Partner shall have the right, subject to the terms of this Agreement, to install and reproduce or have any Authorized Installer acting on Partner's behalf install and/or reproduce the Licensed Works and for Partner or any Authorized Replicator acting on Partner's behalf to install and/or reproduce the Licensed Works, the Red Hat Marks including any related Documentation provided or approved by Red Hat for distribution with the OEM products; provided, however, Partner may not reproduce the Red Hat Marks if the Licensed Works are modified in any manner. [**] Red Hat [**] Red Hat [**] Red Hat [**]; but the foregoing shall not limit [**]. Any work performed by an Authorized installer or Authorized Replicator on behalf of Partner will be governed by an agreement that restricts its use of the Licensed Works solely to installing or reproducing the Licensed Works for Partner's use as permitted under this Agreement.

      6.2 DELIVERY OF MASTERS. To facilitate Partner's reproduction rights granted in this Agreement, Red Hat will provide Partner one master copy for each version of the Preload Licensed Works within ten (10) business days after Red Hat's corresponding availability release date. Red Hat may deliver such master copies either on physical media or via an image available on a reliable high-speed network server. Partner will use commercially reasonable efforts to ensure that all reproductions of the Licensed Works made by or for the benefit of Partner are accurate and of high quality and will distribute all applicable Documentation (including any applicable
            EULA) to End Users.

            Partner shall execute or have executed written agreements with any of its Distributors, Authorized Installers or Authorized Replicators performing activities in accordance with this Agreement, the terms of which shall not be inconsistent with this Agreement. Partner may not distribute or permit the distribution of any Licensed Works to any End User unless such End User is subject to a corresponding end user software license agreement ("EULA") consistent with the GNU General Public License and the EULAs included in or with the Software. Red Hat Linux Advanced Server is subject to the EULA set forth on Red Hat's website at http://www.redhat.com/licenses/advancedservereula.html.

      6.3 COPYRIGHT NOTICES. Partner shall ensure that all copies of the Licensed Works in Partner's possession or control incorporate copyright and other proprietary notices in the same manner that Red Hat incorporates such notices in the Licensed Works or in any manner reasonably requested by Red Hat. Partner shall promptly notify Red Hat in writing upon its discovery of any unauthorized use of the Red Hat Products or infringement of the Red Hat Products or Red Hat's proprietary rights in the Red Hat Products. Partner shall not distribute the Red Hat Products to any third party if Red Hat has notified Partner that such third party may be involved in potential unauthorized use of the Red Hat Products or other infringement of Red Hat's proprietary rights. Use of a work containing a copyright notice using the words "Red Hat" placed by Red Hat shall not be considered use of trademark.

7.    TRADEMARKS

      7.1 LICENSE TO RED HAT MARKS. Red Hat grants to Partner a nonexclusive, non-transferable, worldwide right and license for the term of this Agreement to reproduce and display the Red Hat Marks solely in connection with the replication of the Licensed Works and installation of the Preload Licensed Works pursuant to Section 5.1 hereof, and subject to and in accordance with this Agreement and the trademark policies and guidelines established from time to time by Red Hat in its sole discretion and posted on Red Hat's website. Partner shall not modify or obscure any Red Hat Mark, or use any Red Hat Mark in any manner other than as expressly authorized in this Agreement or as otherwise approved in writing by Red Hat. Partner acknowledges that the Red Hat Marks are the exclusive property of Red Hat, and that Partner will not assert any claim of ownership to any Red Hat Mark, or to the goodwill or reputation symbolized by any Red Hat Mark, by virtue of Partner's use of the Red Hat Marks or otherwise. All use of the Red Hat Marks by Partner under this Agreement will inure solely to the benefit of Red Hat. Partner will not take any action in derogation of any of the rights of Red Hat in any Red Hat Mark.

      7.2 LICENSE TO RED HAT PROGRAM MARKS. Red Hat grants to Partner a nonexclusive, non-transferable, worldwide right and license for the term of this Agreement to use and display the Red Hat Program Marks solely in connection with Partner's authorized marketing and distribution of the Licensed Works conducted under authority of this Agreement and subject to and in accordance with this Agreement and the trademark policies and guidelines established from time to time by Red Hat in its sole discretion. Partner shall not modify or obscure any Red Hat Program Mark, or use any Red Hat Program Mark in any manner other than as expressly authorized in this Agreement or as otherwise agreed to in writing by Red Hat. Partner acknowledges that the Red Hat Program Marks are the exclusive property of Red Hat, and that Partner will not assert any claim of ownership to any Red Hat Program Mark, or to the goodwill or reputation symbolized by any Red Hat Program Mark, by virtue of Partner's use of the Red Hat Program Marks or otherwise. All use of the Red Hat Program Marks by Partner under this Agreement will inure solely to the benefit of Red Hat. Partner will not take any action in derogation of any of the rights of Red Hat in any Red Hat Program Mark.

      7.3 OBLIGATION UPON TERMINATION OR EXPIRATION. Upon expiration or termination of this Agreement (excepting termination for material breach of this Agreement) Partner will [**] cease all use of the Red Hat Marks and Red Hat Program Marks and, at Red Hat's election, either destroy or deliver to Red Hat all materials in Partner's control or possession which bear such Red Hat Marks. If termination is due to a material breach of this Agreement by Partner, then Partner will immediately cease all use of the Red Hat Marks and Red Hat Program Marks, and, at Red Hat's election, either destroy or deliver to Red Hat all materials in Partner's control or possession which bear such Red Hat Marks.

      7.4   ADDITIONAL TRADEMARK USE RESTRICTIONS.

            7.4.1 RED HAT READY(TM) Logo. Partner may only use the RED HAT
                  READY(TM) LOGO in conjunction with the promotion or sale of an OEM Product, which has been certified by Red Hat. Partner may not use the logo in general advertisements or marketing materials that do not specifically address the certified hardware system or peripheral.

            7.4.2 RED HAT CERTIFIED PARTNER(TM) Logo. Partner may only use the
                  RED HAT CERTIFIED PARTNER(TM) LOGO in conjunction with general promotions regarding its OEM Products that have been certified by Red Hat.

            7.4.3 RED HAT MARKS. Partner may use the Red Hat Marks as specified in Section 6.1 and 7.1 hereof solely in connection with the replication and installation of the Preload Licensed Works and only if the Software is not modified in any manner.

            7.4.4 RED HAT LINUX ADVANCED SERVER 2.1, SYSTEM BUILDER EDITION(TM)
                  . Partner may use the Red Hat Linux Advanced Server 2.1, System Builder Edition trademark only until [**] after Red Hat releases for general availability Red Hat Linux Advanced Server 3.0.

8.    QUALITY CONTROL; INFORMATION; AUDITS

      8.1 QUALITY CONTROL. The OEM Product shall be of at least standard quality and shall meet or exceed any and all governmental and industry standards, regulations, and guidelines regarding such product as they relate to the integration with Licensed Works. Upon Red Hat's request, Partner will make available the OEM Product in the form to be distributed to End Users for Red Hat's review at Partner's premises. If Red Hat reasonably disapproves the quality of any OEM Product, Red Hat shall so notify Partner, in which case the parties will promptly work together to resolve any issues in a commercially reasonable manner.

      8.2 INFORMATION; AUDITS. Partner will keep and maintain commercially reasonable written records and accounts regarding Partner's distribution of Red Hat Products. Red Hat, or a certified public accountant designated by Red Hat, shall have the right, upon ten
            (10) days written notice to Partner, to conduct an inspection and audit of all relevant facilities and records of Partner. Such audit shall be conducted during regular business hours at Partner's offices and in such manner as not to interfere with Partner's normal business activities. In no event shall audits be conducted hereunder more frequently than once every six (6) months The audit shall be conducted at Red Hat's expense; provided, however, that if the audit reveals that Partner has failed to comply with any material term of this Agreement, Partner shall pay all reasonable costs and expenses incurred by Red Hat in conducting the audit.

      8.3 REPORTING. Partner shall provide to Red Hat on a monthly basis a report showing the total number of OEM Products distributed by Partner during the preceding month as well as the information listed in Exhibit C. Red Hat shall invoice Partner regarding the Preload Licensed Works based on this report.

9.    FEES, INVOICES AND TAXES

      9.1 FEES. Partner agrees to pay Red Hat the Program Fees specified in Exhibit E. In addition, Partner agrees to pay Red Hat the Preload Fee per processing blade that the End User licenses to run Red Hat Linux Advanced Server, set forth in Exhibit B for each Preload Licensed Works distributed with an OEM Product under the payment terms described in 9.2. All fees are stated in United States Dollars, and must be paid by Partner to Red Hat in United States Dollars.

      9.2 INVOICE. Program Fees shall be invoiced as specified in Exhibit E. Preload Fees shall be invoiced upon receipt of the monthly report specified in Section 8.3. Any and all payments made by Partner pursuant to this Agreement are non-refundable. Partner shall make payment within 30 days of the date of the invoice by wire transfer to the bank account specified in Exhibit C. Red Hat reserves the right to terminate this Agreement if actual payment has not been received within the aforementioned 30-day period.

      9.3 TAXES. All fees specified herein are exclusive of any U.S. federal, state, or local sales, excise, use, or similar taxes. Except for taxes relating to Red Hat's income, Partner agrees to pay all other taxes that, as per applicable U.S. federal, state or local Laws, are incumbent on the buyer or beneficiary of the Services provided by Red Hat to Partner hereunder. Any taxes imposed in Korea on any payment made under this Agreement shall be borne by Partner under the tax treaty between Korea and the United States.

10.   PRICE INCREASES

      Red Hat shall have the right to increase End User prices for the Red Hat Products from time to time. Red Hat will provide Partner with reasonable notice of such price increases.

11.   DISCOUNTS

      Any discounts granted pursuant to the Program are discounts from Red Hat's pricing for advertising, service, support, hardware/software certification, or training in effect at the time Partner places Partner's order for the same. Red Hat reserves the right to adjust such pricing at any time without prior notice. [**] as specified in Exhibit B during the term of this Agreement [**].

12.   PROGRAM SUBSTITUTION

      Red Hat reserves the right, in its sole discretion, to supplement or substitute the Services, provided that any such substituted benefit shall be of value reasonably comparable to the benefit replaced. Changes in program benefits will have no effect on Partner's rights to the benefits listed in Sections 3.1, 3.2, 3.3, and 3.6.

13.   LACK OF EXCLUSIVITY

      This Agreement is not an exclusive arrangement, and each party remains free to enter into similar agreements with other parties. Nothing in this Agreement shall be construed as making the Parties partners, joint venturers, representatives or agents of each other, nor shall either party so hold itself out. Nothing in this Agreement shall obligate Partner to buy any additional service or product from Red Hat.

14.   LIMITATION OF LIABILITY

      In all events and circumstances (including in the event Red Hat breaches this Agreement), or if any remedy of Partner is found to fail of its essential purpose, Red Hat's total aggregate liability shall be limited to direct damages of Partner in an amount not to exceed the amount of Program Fee paid by Partner for under this Agreement (computed as of the time of the event giving rise to Red Hat's liability).

15.   PUBLICITY AND CONFIDENTIALITY

      Partner will not disclose, market or advertise to third parties the terms of this Agreement (including the fees paid hereunder) without the prior written consent of Red Hat. Red Hat shall be permitted to reference its relationship with Partner during Red Hat's earnings calls, discussions with analysts, meetings with the press and customer briefings. Nothing in this Agreement shall restrict the disclosure of the terms of this Agreement as required by law (including securities laws, after appropriate requests for confidential treatment) or the rules relating to companies listed on any securities exchange on which its securities are listed, or to their respective legal counsel, accountants, bankers, financing sources as necessary in connection with obtaining services from such third parties, or in due diligence for acquisitions.

      The Parties agree that any Confidential Information provided under this Agreement shall be treated in accordance with the mutual nondisclosure agreement (the "NDA") signed on 5 April 2002.

16.   INDEPENDENT DEVELOPMENT

      Each party understands that the other party may develop or receive information similar to the other party's confidential information. Subject to intellectual property rights of the other party, either party may develop or acquire technology or products, for itself or others, that are similar to or competitive with the technology or products of the disclosing party.

17.   DISCLAIMER OF DAMAGES

      PARTNER ACKNOWLEDGES AND AGREES THAT IN NO EVENT WILL RED HAT HAVE LIABILITY TO PARTNER OR ANY THIRD PARTY OF ANY KIND FOR LOST PROFITS, LOSS OF BUSINESS, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THEIR POSSIBILITY.

18.   WARRANTY

      Red Hat represents and warrants to Partner that: (i) it has the right to furnish the Licensed Works in the form delivered to Partner, (ii) except as expressly agreed by Partner in writing the Licensed Work (and each component) is provided under an open source license compatible with the GNU Public License; and (iii) [**] in accordance with the terms of this Agreement [**].

      Except as provided in this Agreement, THE RED HAT PRODUCTS ARE PROVIDED "AS IS" AND WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. THIS IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY RED HAT (EXPRESS OR IMPLIED) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. RED HAT DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

19.   GOVERNING LAW/CONSENT TO JURISDICTION

      The validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Partner hereby consents to federal jurisdiction in either state or federal court in the State of Delaware.

20.   GENERAL PROVISIONS

      20.1 NOTICES. Notices must be in writing and are effective upon receipt by either party at the respective addresses indicated on the first page of this Agreement, provided that methods of transmission include but are not limited to certified mail with return receipt requested, or some other method that provides for positive confirmation of delivery within five (5) days.

      20.2 ASSIGNMENT. This agreement is assignable by either party only with the other party's prior written consent, which shall not be unreasonably withheld. If an assignment is being made to the assigning party's affiliate, subsidiary, or is a result of a merger, prior approval from the other party is not required as long as the cost, number of persons supported, risks or obligations do not increase as a result of said assignment. Red Hat may subcontract Services under this Agreement without the prior approval of Partner; provided, however, that such subcontractor must agree to use its best efforts to keep any proprietary information received from Red Hat or Partner confidential.

      20.3 EXPORT RESPONSIBILITIES. Red Hat may supply Partner with technical data that may be subject to export control restrictions. Partner agrees to comply with all applicable laws and regulations, including without limitation, export control laws. Red Hat shall not be responsible for compliance by Partner with applicable export obligations or requirements for such technical data. Red Hat agrees to cooperate with Partner in Partner's procurement of any licenses, permits, registrations or other permission necessary to export the Licensed Work to foreign locations

            (including import requirements of the country of destination) as may be requested by Partner.

      20.4 HEADINGS. The title and paragraph headings contained in this Agreement are inserted for identification and convenience, and will not be deemed part of this Agreement for purposes of interpretation.

      20.5 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of the Agreement and further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

      20.6 WAIVER. The failure of either party to exercise any rights hereunder shall not constitute or be deemed a waiver of forfeiture of such rights.

      20.7 DISPUTE RESOLUTION. Partner satisfaction is an important objective to Red Hat in performing its obligations under this Agreement. If Partner is not satisfied with the Services provided by Red Hat, Partner agrees to give Red Hat a written description of the problem(s) and to make a good faith effort to amicably resolve the problem with Red Hat before commencing any proceeding. Red Hat also agrees to make a good faith effort to amicably resolve any problem with Partner before commencing any proceeding.

      20.8 FORCE MAJEURE. Neither party shall be liable for nonperformance or delays caused by acts of God, wars, riots, strikes, fires, floods, earthquakes, government restrictions or other causes beyond its control. In the event of the occurrence of any of the foregoing, the date of performance shall be deferred for a period of time equal to the time lost by reason of the delay. The affected party shall notify the other in writing of such events or circumstances promptly upon their occurrence.

      20.9 COMPLETE AGREEMENT. This Agreement constitutes the complete contract between the Parties and supersedes all prior or contemporaneous communications, agreements and understanding, written or oral, with respect to the subject matter hereof including without limitation the terms of any purchase order issued in connection with this Agreement and the Red Hat Inc. Certified System Partner Program Agreement dated May 31, 2001 between the Parties. This Agreement shall not be amended or modified except in a writing signed by authorized representatives of each party.

      20.10 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The Parties may exchange signature pages by facsimile and such signatures shall be effective to bind the parties.

      20.11 PREVAILING PARTY. In the event of a dispute between the Parties regarding payment under this Agreement, the prevailing Party's attorney's fees shall be paid by the other Party.

IN WITNESS WHEREOF, each of the Parties hereto has executed this CERTIFIED SYSTEM PARTNER PROGRAM AGREEMENT by its duly authorized representatives on the respective date entered below.

ACCEPTED AND AGREED TO:                     ACCEPTED AND AGREED TO:


EGENERA, INC.                               RED HAT, INC.


/S/SUSAN DAVIS                              /S/KEVIN P. THOMPSON
------------------------------------        ------------------------------------
AUTHORIZED SIGNATURE                        AUTHORIZED SIGNATURE

SUSAN DAVIS                                 KEVIN P. THOMPSON
------------------------------------        ------------------------------------
PRINTED NAME                                PRINTED NAME

VP, PRODUCT MARKETING AND MANAGEMENT        EXEC VP & CFO
------------------------------------        ------------------------------------
TITLE                                       TITLE

AUG 9 2002                                  8/8/02
------------------------------------        ------------------------------------
DATE EXECUTED                               DATE EXECUTED

                                    EXHIBIT A

                                  OEM PRODUCTS

Partner must provide to Red Hat a list of Products that it will sell with Red Hat Linux Advanced Server.

      -     Egenera BladeFrame.

                                    EXHIBIT B

                             PRELOAD LICENSED WORKS

              PRODUCT:                -        Includes:                               PRELOAD FEE:
              --------                ---------------------------                      ------------
                                      -
Red Hat Linux Advanced Server 2.1,    -        1 year Red Hat Network           Fee to Partner:  $[**] per
System Builder Edition plus Level              providing:                       processing blade
Three pass through support            -        Security Errata
                                      -        Critical fixes
                                      -        Minor functional
                                               enhancements
                                      -        Level Three pass through
                                               support, 24 x 7
                                               365 days a year:

Red Hat Linux Advanced Server 3.0     -        1 year Red Hat Network           Fee to Partner:  $[**] per
plus Level Three pass through                  providing:                       processing blade
support                               -        Security Errata
                                      -        Critical fixes
                                      -        Minor functional
                                               enhancements
                                      -        Level Three pass through
                                               support, 24 x 7
                                               365 days a year.

Red Hat Linux Advanced Server 3.0     -        1 year Red Hat Network           Fee to Partner:  $[**] per
plus Red Hat Standard Support                  providing:                       processing blade
                                      -        Security Errata

                                      -        Critical fixes                   MSRP:  $[**] per processing blade
                                      -        Minor functional
                                               enhancements
                                      -        Direct support from Red Hat,
                                               9:00 am to 9:00 pm EST/EDT, 5
                                               business days per week.

Red Hat Linux Advanced Server 3.0     -        1 year Red Hat Network           Fee to Partner:  $[**] per
plus Red Hat Premium Support                   providing:                       processing blade
                                      -        Security Errata
                                      -        Critical fixes                   MSRP:  $[**] per processing blade
                                      -        Minor functional
                                               enhancements
                                      -        Direct support from Red
                                               Hat, 24 x 7 365 days a
                                               year

Prices are for North America and the version specified above only. International prices and prices for new versions will be provided upon request.

PRELOAD LICENSED WORKS: One gold master will be provided for each version of the Preload Licensed Works. Updates/fixes are available through Red Hat Network.

                                    EXHIBIT C

                                    REPORTING

For all questions and correspondence, please contact:

Partner Accounting Associate
[**]

Please submit a report each month indicating the following:

      Customer name and contact information

      Number of units received from replicator

      Dates the units were received from replicator

      Customer part #

      Red Hat SKU #

      Agreed upon price per contract

      Report of replicator showing units and date of shipment to End Users.

Any new Customer part numbers are to be communicated to Red Hat's Partner Accounting Associate.

The above reports are to be received by Red Hat no later than the 15th of the following month via email.

Lockbox Instructions for Payment:

                               [**] [**] [**] [**]

                                    EXHIBIT D

                               CUSTOM ENGINEERING

1.    DELIVERABLES

      1.1 Upon execution of Agreement, Red Hat will provide Partner with source code for Advanced Server 2.1.

      1.2 Red Hat will [**] as specified in Section 3 below. This process may require Partner to make fixes and minor modifications to System Builder Edition. The result of this [**] will be Red Hat's approval to use System Builder Edition as a Preload Licensed Work. Red Hat will provide the results of the [**] process to Partner within [**] of receipt of System Builder Edition from Partner. [**].

      1.3 Red Hat will [**] which are licensed under the [**]. Red Hat and Egenera agree that the result of this work will provide the same functionality that exists in Egenera's Advanced Server, System Builder Edition 2.1 version. Red Hat and Egenera agree [**]. Red Hat and Egenera agree that the goal is for general acceptance of all kernel patches by the Linux open source community and will make commercially reasonable efforts to obtain that goal.

            This will be accomplished by Red Hat and Egenera [**] as necessary [**].

      1.4 Upon completion of 1.3, Red Hat will deliver to Partner a beta version of Red Hat Linux Advanced Server 3.0 that includes the changes from 1.3.

2.    SPECIFICATIONS

      2.1   ENGINEERING MEETINGS

      Red Hat and Partner agree to hold monthly meetings and/or conference calls to discuss [**] any issues.

3.    PARTNER OBLIGATIONS.

      Partner shall [**] provided by Red Hat. [**] that are licensed under the [**] Products. Partner shall fully test and quality assure the final version of modified for Red Hat Linux Advanced Server 2.1 source code and shall deliver it to Red Hat for approval as a Preload License Work by 1 October 2002. [**] Red Hat will [**] as defined in this Agreement. The System Builder Edition will not be a generally available version of Red Hat Linux and will not have any third party software products certified by Red Hat to run on it. Nothing in this Section gives Red Hat any rights to Partner's proprietary software, including without limitation PAN Manager.

                                    EXHIBIT E

                        PROGRAM FEES AND INVOICE SCHEDULE

Year 1: $[**][**]
Year 2: $[**]
Year 3: $[**]

INVOICE DATE                                            INVOICE AMOUNT
------------                                            --------------
Effective Date                                              $[**]
Effective Date [**]                                         $[**]
Effective Date [**]                                         $[**]
Effective Date [**]                                         $[**]
Effective Date [**]                                         $[**]

                                    EXHIBIT F

                        LEVEL THREE SUPPORT SERVICE TERMS

1.    SERVICE LEVELS AND COMMITMENTS

      The severity level of the problem defines the classification of the request.

     CLASSIFICATION OF THE REQUEST          CALL WINDOW       RESPONSE TIME     WORKAROUND/RESOLUTION TIME
     -----------------------------          -----------       -------------     --------------------------
Severity 1 Problem -- a catastrophic     24 hrs 7 days per   [**]             When working a Severity I
problem, which may severely impact       week                                 Problem, Red Hat will make
Partner's ability to conduct                                                  commercially reasonable
business.  This may mean that the                                             efforts to get Partner
Partner's systems and/or product are                                          operational with respect to
down or not functioning or that there                                         the specific Severity 1
is loss of production data and no                                             Problem within [**] following
procedural work-around exists.                                                receipt of the request for
Severity 1 also applies to a problem                                          support and to downgrade the
that results in a serious security                                            problem severity
breach.                                                                       accordingly.  Efforts to
                                                                              isolate, diagnose, and
                                                                              affect a workaround or
                                                                              repair to a Severity 1
                                                                              Problem shall be
                                                                              continuous. Progress
                                                                              updates by phone or email
                                                                              will occur with a
                                                                              frequency not less than
                                                                              every 24 hours until the
                                                                              problem severity is
                                                                              reduced.


Severity 2.  Problem - a high-impact     24 hrs 7 days per   [**]             When working a Severity 2
problem where the Partner's operation    week                                 Problem, Red Hat will make
is disrupted, but there is capacity to                                        commercially reasonable
remain productive and maintain                                                efforts to reduce the problem
necessary business-level operations.                                          severity within [**]
Severity 2 also applies to problems                                           following receipt of the
resulting in minor security breach                                            request support.  Efforts to
situations.                                                                   isolate, diagnose, and affect
                                                                              a work-around or repair to a
                                                                              Severity 2 Problem maybe
                                                                              discontinuous.

Severity 3 Problem- a problem is         24 hours 7 days     [**]             When working a Severity 3
medium-to-low impact problem which       per week                             Problem, Red Hat will make
involves partial non-critical                                                 commercially reasonable
functionality loss.  It is a problem                                          efforts to fix the problem or
which impairs some operations, but                                            provide a statement of
allows the Partner to continue to                                             problem disposition within
function.  This may be a minor issue                                          [**] following receipt of the
with limited loss or no loss of                                               request for support.  Efforts
functionality or impact to the                                                to isolate, diagnose, and
Partner's operation and issues in                                             affect a fix to a Severity 3

which there is an easy circumvention                                          Problem may be discontinuous.
or avoidance by the end user.  This
includes documentation errors.

Partner acknowledges and understands that no software is perfect or error free and that, despite Red Hat's commercially reasonable efforts, Red Hat may be unable to provide answers to or resolve some or all requests for support. Red Hat makes no promises, guarantees, or assurances of any kind that it will be able to resolve all of Partner's support requests.


                                      -23-